Exhibit 32

CERTIFICATION

Each of the undersigned in the capacity indicated hereby certifies that, to his knowledge, this Annual Report on Form 10-K for the fiscal year ended December 29, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Carter’s, Inc.

Date: February 27, 2008	/s/ FREDERICK J. ROWAN, II
Frederick J. Rowan, II
Chief Executive Officer
Date: February 27, 2008	/s/ MICHAEL D. CASEY
Michael D. Casey
Chief Financial Officer

The foregoing certifications are being furnished solely pursuant to 18 U.S.C. § 1350 and are not being filed as part of the Annual Report on Form 10-K or as a separate disclosure document.